UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2025

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2025, Miguel A. Capriles, a member of the Board of Directors of Amerant Bancorp Inc. (the “Company”), notified the Company that he will not seek reelection as a director of the Company at the Company’s upcoming 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The decision of Mr. Capriles was not the result of any disagreement between Mr. Capriles and the Company relating to the Company’s operations, policies or practices. Mr. Capriles will continue to serve on the Board until the expiration of his current term at the Annual Meeting. Effective immediately before the Annual Meeting, the size of the Company’s Board will be reduced from 11 to 10 directors.

Item 8.01 Other Events

On March 3, 2025, the Company provided a Notice of Full Redemption to the holders of $60,000,000 aggregate principal amount of 5.75% Senior Notes due 2025 (the “Notes”), which complied with the requirement contained in the indenture and the supplemental indenture related to the Notes of providing a Notice of Full Redemption not more than 60 days and not less than 10 days prior to the redemption date. The Notes will be redeemed on April 1, 2025.

The Notes will be redeemed in full at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to but excluding the redemption date. The aggregate redemption price, including accrued interest, will total approximately $60.9 million. Interest on the Notes will no longer accrue on and after the redemption date. Payment of the redemption price for the Notes will be made by The Bank of New York Mellon, as trustee.

A copy of the Notice of Full Redemption is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
99.1	Notice of Full Redemption to the holders of $60,000,000 aggregate principal amount of 5.75% Senior Notes due 2025, dated March 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2025	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Associate General Counsel and Corporate Secretary